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                                                                    EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated May 16, 1996, as amended and restated as of April 16, 2004, as amended by the First Amendment dated June 30, 2004 and by the Second Amendment dated September 21, 2004, by and among TRS, as Servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, each as Transferor, and The Bank of New York, as Trustee does hereby certify to the best of her knowledge after reasonable investigation that:

1. TRS is as of the date hereof the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Servicer during the calendar year ended December 31, 2004 and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each Default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 2004, which sets in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default, and (iii) the current status of each such default: NONE.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 31st day of March, 2005.

                                               AMERICAN EXPRESS TRAVEL
                                               RELATED SERVICES COMPANY,
                                               INC., as Servicer

                                               By:    /s/ Susanne L. Miller
                                                      ---------------------
                                               Name:  Susanne L. Miller
                                               Title: Vice President
                                                      Treasury Controller



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